UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Airgas, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To:	All Airgas Associates
From:	Peter McCausland
Date:	September 13, 2010
Subject:	Reminder to all Airgas Employees: Please Vote Your Airgas Shares

•	Each and every vote is important. There is still time to vote shares held in your own name, in the ESPP or in other brokerage accounts.

•	Your Board recommends that all Airgas stockholders use the WHITE proxy card to vote “FOR” Airgas’ directors and “AGAINST” Air Products’ proposed By-Law amendments.

•	Even if you plan to attend the meeting, you will help your Company by voting today, by phone or by Internet.

•	For assistance in voting your shares, please contact Innisfree M&A Incorporated toll-free at (877) 687-1875.

I am writing to remind you that our Annual Meeting of Stockholders is scheduled for this Wednesday, September 15, 2010.

As you know, this Annual Meeting is particularly important because Air Products is undertaking a hostile campaign to acquire Airgas at a price that the Airgas Board of Directors has unanimously determined to be grossly inadequate and not in the best interests of Airgas and its stockholders. To facilitate its offer, Air Products has nominated a slate of three director candidates and submitted a series of proposals to amend Airgas’ By-Laws. The Airgas Board urges all stockholders to vote “FOR” the three highly qualified Airgas Directors and “AGAINST” Air Products’ proposed By-Law amendments on the WHITE proxy card.

All stockholders are encouraged to cast their vote by phone or internet as soon as possible. Even if you plan to attend the meeting, you will help your Company by voting today, by phone or by Internet.

Remember, only your latest-dated vote counts. Even if you have already voted using Air Products’ Gold proxy card, you have every legal right to change your vote by using Airgas’ WHITE proxy card TODAY to vote “FOR” the Airgas Directors and “AGAINST” the Air Products proposals.

As indicated in my note to you recently, associates should have received separate proxy cards for each account through which they own shares. It is important that you vote a WHITE proxy card for each account through which you hold shares.

For assistance in voting your shares by phone or by Internet, please contact Innisfree M&A Incorporated, which is assisting Airgas in this matter, toll-free at (877) 687-1875.

Your vote is important. Please contact Innisfree directly if you have not received materials or if you have any questions about how to vote your shares.

Sincerely,

Peter McCausland

Chairman and Chief Executive Officer

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING AND AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.